(h)(6)(a)

                              SCUDDER TRUST COMPANY

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                     COMPASS AND TRAK 2000 SERVICE AGREEMENT


Annual service charge for each participant's account in a retirement and employee benefit plan:

                                                    Each Account or
                                                    ---------------
                                                      Sub Account
                                                      -----------
Money Market Funds                                         $34.50
Non-Money Market Funds                                      29.00
Closed Account                                               5.00
Information Access:
o  VRU Access Charge per Call                                0.20
o  Internet                                          To be determined

1/12th of the annual service charge shall be charged and payable each month. It will be charged for any account or subaccount which at any time during the month had a share or unit account balance in the fund.

Out of pocket expenses shall be paid by the Fund directly to the Vendor. Such expenses include but are not limited to the following:

         Supplies:
         Stationery and envelopes in connection with participant statements and administrative
         Reports
         Telephone (portion allocable to servicing accounts)
         Postage, overnight service or similar services
         Microfilm and Microfiche
         Checks


On behalf of the Funds listed on
Attachment A:                            Scudder Trust Company


By: /s/David S. Lee                     By: /s/Dennis M. Cronin
    -----------------------------           -------------------------
    David S. Lee                             Dennis M. Cronin, Jr.
    President or Vice President              Senior Vice President and Treasurer

Date:  October 1, 1996                  Date: October 1, 1996

                                  ATTACHMENT A

                     COMPASS and TRAK 2000 SERVICE AGREEMENT

MONEY MARKET FUND SERVICE ACCOUNTS
Money Market Accounts

          Scudder Cash Investment Trust
          Scudder U.S. Treasury Money Fund

NON-MONEY MARKET FUND SERVICE ACCOUNTS
Monthly Income Funds

          Scudder Corporate Bond Fund
          Scudder Global Bond Fund
          Scudder GNMA Fund
          Scudder High Yield Bond Fund
          Scudder International Bond Fund
          Scudder Short Term Bond Fund

Quarterly Distribution Funds

          Scudder Balanced Fund
          Scudder Emerging Markets Income Fund
          Scudder Growth and Income Fund
          Scudder International Growth and Income Fund
          Scudder Income Fund
          Scudder Pathway Conservative Portfolio
          Scudder Pathway Balanced

Annual Distribution Funds

          Scudder Classic Growth Fund
          Scudder Development Fund
          Scudder Emerging Markets Growth Fund
          Scudder Financial Services Fund
          Scudder Global Discovery Fund
          Scudder Global Fund
          Scudder Gold Fund
          Scudder Greater Europe Growth Fund
          Scudder Health Care Fund
          Scudder International Fund
          Scudder Large Company Growth Fund
          Scudder Large Company Value Fund
          Scudder Latin America Fund
          Scudder Micro Cap Fund
          Scudder Pacific Opportunities Fund
          Scudder Pathway Growth Portfolio
          Scudder Pathway International Portfolio
          Scudder Small Company Value Fund
          Scudder Technology Fund
          Scudder 21st Century Growth Fund
          Scudder Value Fund
          Scudder Zero Coupon 2000 Fund

March 4, 1998